                                                                     EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            PARADYNE NETWORKS, INC.,

                            PHOENIX MERGER SUB, INC.,

                                       AND

                              ELASTIC NETWORKS INC.

                          DATED AS OF DECEMBER 27, 2001

                                TABLE OF CONTENTS

EXHIBIT INDEX...................................................................IV


ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER.......................................2

   1.1   Merger..................................................................2
   1.2   Time and Place of Closing...............................................2
   1.3   Effective Time..........................................................2

ARTICLE 2 TERMS OF MERGER........................................................3

   2.1   Charter.................................................................3
   2.2   Bylaws..................................................................3
   2.3   Directors and Officers..................................................3

ARTICLE 3 MANNER OF CONVERTING SHARES............................................3

   3.1   Conversion of Shares....................................................3
   3.2   Anti-Dilution Provisions................................................4
   3.3   Dissenting Stockholders.................................................4
   3.4   Stock Options...........................................................5
   3.5   Fractional Shares.......................................................5
   3.6   Adjustment Factor.......................................................5
   3.7   Emerald Warrant.........................................................8

EXCHANGE OF SHARES...............................................................9

   4.1   Exchange Procedures.....................................................9
   4.2   Rights of Former Emerald Stockholders..................................10

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF EMERALD.............................10

   5.1   Organization, Standing, and Power......................................10
   5.2   Authority of Emerald; No Breach By Agreement...........................11
   5.3   Capital Stock..........................................................12
   5.4   No Emerald Subsidiaries................................................12
   5.5   SEC Filings; Financial Statements......................................12
   5.6   Absence of Undisclosed Liabilities.....................................13
   5.7   Absence of Certain Changes or Events...................................13
   5.8   Tax Matters............................................................13
   5.9   Assets.................................................................14
   5.10     Intellectual Property...............................................15
   5.11     Environmental Matters...............................................17
   5.12     Compliance with Laws................................................18
   5.13     Labor Relations.....................................................19
   5.14     Employee Benefit Plans..............................................20
   5.15     Material Contracts..................................................22
   5.16     Legal Proceedings...................................................22
   5.17     Reports.............................................................23

   5.18     Statements True and Correct.........................................23
   5.19     Tax and Regulatory Matters..........................................24
   5.20     State Takeover Laws.................................................24
   5.21     Charter Provisions..................................................24
   5.22     Opinion of Financial Advisor........................................24
   5.23     Board Recommendation................................................24
   5.24     Affiliate Transactions..............................................25

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PHOENIX.............................25

   6.1   Organization, Standing, and Power......................................25
   6.2   Authority of Phoenix; No Breach By Agreement...........................25
   6.3   Capital Stock..........................................................26
   6.4   SEC Filings; Financial Statements......................................27
   6.5   Compliance with Laws...................................................27
   6.6   Statements True and Correct............................................28
   6.7   Authority of Sub.......................................................29
   6.8   Tax and Regulatory Matters.............................................29
   6.9   Absence of Undisclosed Liabilities.....................................29
   6.10     Absence of Certain Changes or Events................................29

ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION..............................30

   7.1   Affirmative Covenants of Emerald.......................................30
   7.2   Negative Covenants of Emerald..........................................30
   7.3   Adverse Changes in Condition...........................................32
   7.4   Reports................................................................33
   7.5   Nasdaq NMS Listing.....................................................33

ARTICLE 8 ADDITIONAL AGREEMENTS.................................................33

   8.1   Joint Proxy Statement/Prospectus; Registration Statement...............33
   8.2   Meetings of Stockholders; Board Recommendation.........................34
   8.3   Acquisition Proposals..................................................35
   8.4   Nasdaq NMS Listing.....................................................38
   8.5   Antitrust Notification; Consents of Regulatory Authorities.............38
   8.6   Filings with State Offices.............................................39
   8.7   Agreement as to Efforts to Consummate..................................39
   8.8   Investigation and Confidentiality......................................40
   8.9   Press Releases.........................................................40
   8.10     Tax Treatment.......................................................40
   8.11     Agreement of Affiliates.............................................41
   8.12     Employee Benefits and Contracts.....................................41
   8.13     Insurance; Indemnity................................................42

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.....................43

   9.1   Conditions to Obligations of Each Party................................43
   9.2   Conditions to Obligations of Phoenix...................................44
   9.3   Conditions to Obligations of Emerald...................................45

ARTICLE 10 TERMINATION..........................................................46

   10.1     Termination.........................................................46
   10.2     Effect of Termination...............................................49
   10.3     Expenses............................................................49

ARTICLE 11 MISCELLANEOUS........................................................50

   11.1     Definitions.........................................................50
   11.2     Non-Survival of Representations and Covenants.......................59
   11.3     Brokers and Finders.................................................59
   11.4     Entire Agreement....................................................60
   11.5     Amendments..........................................................60
   11.6     Waivers.............................................................60
   11.7     Assignment..........................................................61
   11.8     Notices.............................................................61
   11.9     Governing Law.......................................................62
   11.10    Counterparts........................................................62
   11.11    Captions, Articles and Sections.....................................62
   11.12    Interpretations.....................................................62
   11.13    Enforcement of Agreement............................................62
   11.14    Severability........................................................63

                                  EXHIBIT INDEX

Exhibit           Description                                                                                PAGE
-------           -----------                                                                                ----
Exhibit 1(a)      Emerald Voting Agreements - Certain Officers and Directors...................................1
Exhibit 1(b)      Emerald Voting Agreements - Nortel Networks, Inc.............................................1
Exhibit 1(c)      Warrant Termination Agreement................................................................1
Exhibit 2(a)      Phoenix Voting Agreements - Certain Officers and Directors...................................1
Exhibit 2(b)      Phoenix Voting Agreements - Entities Affiliated with the Texas Pacific Group.................1
Exhibit 3         Amendment No. 1 to the Contribution Agreement................................................1
Exhibit 4         Amendment No. 1 to the Intellectual Property Transfer and License Agreement..................2
Exhibit 5         Amendment No. 1 to the Patent Transfer and License Agreement.................................2
Exhibit 6         Modification of Letter Agreement.............................................................2
Exhibit 7         Tax Certificates............................................................................40
Exhibit 8         Affiliate Agreements........................................................................41

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 27, 2001 by and among PARADYNE NETWORKS, INC. ("Phoenix"), a Delaware corporation; PHOENIX MERGER SUB, INC. ("Sub"), a Delaware corporation; and ELASTIC NETWORKS INC. ("Emerald"), a Delaware corporation.

                                    PREAMBLE

         The respective Boards of Directors of Emerald, Sub and Phoenix are of the opinion that the transactions described herein are advisable and in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Emerald by Phoenix pursuant to the merger of Sub with and into Emerald. At the effective time of such merger, the outstanding shares of the capital stock of Emerald shall be converted into the right to receive shares of the common stock of Phoenix (except as provided herein). As a result, Emerald shall continue to conduct the business and operations of Emerald as a wholly owned Subsidiary of Phoenix. The transactions described in this Agreement are subject to the approvals of the stockholders of Emerald, the stockholders of Phoenix, expiration of the required waiting period under the HSR Act (if Phoenix elects to cause the Parties to make filings under the HSR Act), and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Phoenix's willingness to enter into this Agreement, (a) certain of the holders of the outstanding shares of Emerald Common Stock have executed and delivered to Phoenix an agreement in substantially the forms of Exhibit 1(a) and Exhibit 1(b) (collectively the "Emerald Voting Agreements"), pursuant to which they have agreed, among other things, subject to the terms of such Emerald Voting Agreements, to vote the shares of Emerald Common Stock over which such Persons have voting power to adopt this Agreement and approve the Merger and, in the case of Nortel Networks, Inc., to terminate a certain stock purchase warrant for shares of Emerald Common Stock and (b) Pequot Private Equity Fund II, L.P. has executed and delivered to Phoenix, an agreement in substantially the form of Exhibit 1(c), pursuant to which it has agreed, among other things, to terminate a certain stock purchase warrant for shares of Emerald Common Stock.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Emerald's willingness to enter into this Agreement, certain of the holders of the outstanding shares of Phoenix Common Stock have executed and delivered to Emerald an agreement in substantially the forms of Exhibit 2(a) and Exhibit 2(b) (the "Phoenix Voting Agreement"), pursuant to which they have agreed, among other things, subject to the terms of such Phoenix Voting Agreements, to vote the shares of Phoenix Common Stock over which such Persons have voting power to approve the Phoenix Stockholder Proposals.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Phoenix's willingness to enter into this Agreement, (a) Emerald and Nortel Networks, Inc. have executed and delivered an Amendment No. 1 to the Contribution Agreement in the form of Exhibit 3, (b) Emerald and Nortel Networks Corporation have executed and delivered an Amendment No. 1 to the Intellectual Property Transfer and License Agreement in the form of
Exhibit 4, (c) Emerald and Nortel Networks, Inc. have executed and delivered an Amendment No. 1 to the Patent Transfer and License Agreement in the form of
Exhibit 5, and (d) Emerald and Nortel Networks, Inc. have executed and delivered a Modification of Letter Agreement in the form attached as Exhibit 6.

         Certain capitalized terms used in this Agreement are defined in Section
11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                   ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER

1.1 MERGER.

         Subject to the terms and conditions of this Agreement, at the Effective Time, Sub shall be merged with and into Emerald in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL") and with the effect provided therein (the "Merger"). Emerald shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of Phoenix and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Emerald, Sub and Phoenix and by Phoenix, as the sole stockholder of Sub.

1.2 TIME AND PLACE OF CLOSING.

         The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

1.3 EFFECTIVE TIME.

         The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first Business Day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Emerald and stockholders of Phoenix approve the transactions contemplated by this Agreement.

                           ARTICLE 2 TERMS OF MERGER

2.1 CHARTER.

         At the Effective Time, the Certificate of Incorporation of Emerald in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

2.2 BYLAWS.

         The Bylaws of Sub in effect immediately prior to the Effective Time, a copy of which has been provided to Emerald prior to the date hereof, shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

2.3 DIRECTORS AND OFFICERS.

         The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                     ARTICLE 3 MANNER OF CONVERTING SHARES

3.1 CONVERSION OF SHARES.

         Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Phoenix, Emerald, Sub or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

         (a) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Each of the shares of Emerald Common Stock held by Emerald or by any Phoenix Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         (c) Each share of Emerald Common Stock (excluding shares held by Emerald or any Phoenix Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights, if applicable, as provided in
Section 3.3) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from Phoenix (i) 0.2288 of a share of Phoenix Common Stock, if the Average Closing Price (as defined below) is equal to or greater than $3.21 per share and less than or equal to $4.35 per share; or (ii) that fraction of a share of Phoenix Common Stock equal to the quotient obtained by dividing $0.735 by the Average Closing Price, if the Average Closing Price is less than $3.21 and greater than or equal to $2.73; or (iii) that fraction of a share of Phoenix Common Stock equal to the quotient obtained by dividing $0.995 by the Average Closing Price, if the Average Closing Price is greater than $4.35 and less than or equal to $5.00; or (iv) 0.2692 of a share of Phoenix Common Stock, if the Average Closing Price is less than $2.73 per share; or (v) 0.1990 of a share of Phoenix Common Stock, if the Average Closing Price is greater than $5.00 (such applicable fraction of Phoenix Common Stock, as multiplied by the Adjustment Factor (as defined in Section 3.6), the "Exchange Ratio"). The Phoenix Common Stock to be issued pursuant to this Agreement, together with cash to be paid in lieu of fractional shares pursuant to Section 3.5, are referred to collectively as the "Merger Consideration." "Average Closing Price" shall be defined to mean the average of the daily last sales prices for the shares of Phoenix Common Stock for the ten consecutive full trading days on which such shares are actually traded on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Phoenix) ending at the close of the trading day two full trading days prior to the Closing.

3.2 ANTI-DILUTION PROVISIONS.

         In the event Phoenix changes the number of shares of Phoenix Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

3.3 DISSENTING STOCKHOLDERS.

         Any holder of shares of Emerald Common Stock who perfects such holder's dissenters' rights, if applicable and available, in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive from the Surviving Corporation the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL and surrendered to Emerald the Certificate or Certificates (as defined below) representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Emerald fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's shares, Phoenix or the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Emerald Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the Certificate or Certificates representing the shares of Emerald Common Stock held by such holder.

3.4 STOCK OPTIONS.

         Promptly, and in any event within five (5) calendar days following the execution of this Agreement, Emerald shall cause the administrator of each of the Emerald Stock Option Plan and the Emerald 1999 Stock Incentive Plan (collectively, the "Option Plans" ) to provide to each holder of an option granted under the Option Plans the notice contemplated by the provisions thereof to the effect that (i) as of the date of such notice, any outstanding Options that are not vested, whether or not exercisable, shall become immediately vested and exercisable, and (ii) immediately prior to the Effective Time, each outstanding Option granted under the Option Plans that has not been exercised by such holder shall terminate and the stock option agreements pursuant to which such Options were granted shall cease to be of any force or effect. Prior to the Effective Time, Emerald shall take any and all actions necessary to effect the cancellation, as of the Effective Time, of each outstanding Option that has not been exercised by the holder thereof within the respective time periods provided in the Option Plans.

3.5 FRACTIONAL SHARES.

         No fraction of a share of Phoenix Common Stock shall be issued by virtue of the Merger, but in lieu thereof each holder of shares of Emerald Common Stock who would otherwise be entitled to a fraction of a share of Phoenix Common Stock (after aggregating all fractional shares of Phoenix Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate or Certificates, receive from Phoenix an amount of cash, without interest, equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price.

3.6 ADJUSTMENT FACTOR.

         (a) The "Adjustment Factor" shall be equal to the quotient obtained by dividing (i) the Closing Net Adjusted Working Capital Amount plus $12,050,000 by
(ii) the Targeted Net Adjusted Working Capital Amount plus $12,050,000; provided, however, if the Closing Net Adjusted Working Capital Amount is less than or exceeds the Targeted Net Working Capital Amount by $100,000.00 or less, then, in either case, the Adjustment Factor shall be equal to 1. The "Targeted Net Adjusted Working Capital Amount" shall be 16,838,000, if the Adjustment Date is February 1, 2002; $16,820,000, if the Adjustment Date is February 15, 2002; $16,802,000, if the Adjustment Date is February 28, 2002; $16,800,500, if the Adjustment Date is March 15, 2002; or $16,799,000, if the Adjustment Date is March 31, 2002.

         (b) Emerald shall cause to be prepared and delivered to Phoenix and the Accounting Firm (as defined below) as of the "Adjustment Date" a "Statement of Closing Net Adjusted Working Capital Amount," which shall include Emerald's calculation of the Closing Net Adjusted Working Capital Amount, in accordance with the following schedule:

                  (i) if the Effective Time is on or later than February 15, 2002, but prior to February 28, 2002, the Adjustment Date shall be February 1, 2002;

                  (ii) if the Effective Time is on or later than February 28, 2002, but prior to March 15, 2002, the Adjustment Date shall be February 15, 2002;

                  (iii) if the Effective Time is on or later than March 15, 2002, but prior to March 31, 2002, the Adjustment Date shall be February 28, 2002;

                  (iv) if the Effective Time is on or later than March 31, 2002, but prior to April 15, 2002, the Adjustment Date shall be March 15, 2002; and

                  (v) if the Effective Time is on or later than April 15, 2002, the Adjustment Date shall be March 31, 2002;

provided, however, that the Adjustment Date shall not occur, and Emerald shall not prepare the Statement of Closing Net Adjusted Working Capital Amount, until after the completion of the independent audit of Emerald's financial statements for the year ended December 31, 2001. Emerald will make available to Phoenix and the Accounting Firm (as defined below) access to the audit working papers for the year ended December 31, 2001 (including, without limitation, any unrecorded proposed adjustments) prepared by Emerald's independent accounting firm.

Phoenix shall have an opportunity to participate in Emerald's preparation of the Statement of Closing Net Adjusted Working Capital Amount and to review all records and workpapers related thereto. Phoenix shall retain, at its election, one of the following three (3) independent accounting firms: Arthur Andersen, KPMG Peat Marwick or Ernst & Young (the "Accounting Firm"). Both Phoenix and Emerald agree to execute and deliver such indemnity and other agreements related to the engagement of the Accounting Firm as may be reasonably required by the Accounting Firm. The Accounting Firm shall read and analyze the Statement of Closing Net Adjusted Working Capital Amount delivered by Emerald for correctness and compliance with the calculation described in Section 3.6(d) below. The Accounting Firm's procedures applied to the Statement of Closing Net Adjusted Working Capital Amount must be completed within seven (7) Business Days of the date of the delivery of Emerald's Statement of Closing Net Adjusted Working Capital Amount (the "Review Period"). Based upon the foregoing procedures, the Accounting Firm shall have the right, in its sole discretion, to modify the Statement of Closing Net Adjusted Working Capital Amount to ensure that it complies with the calculation described in Section 3.6(d) below. The Accounting's Firm's procedures and modifications, if any, of the Statement of Closing Net Adjusted Working Capital Amount, if any, shall be binding on the Parties. Both Emerald and Phoenix shall have an opportunity to participate in such analysis and comment on the workpapers related thereto prior to the delivery of the final Statement of Closing Net Adjusted Working Capital Amount by the Accounting Firm. Subject to Section 3.6(d)(iv) below, each of Emerald and Phoenix shall bear one half of the fees and expenses of the Accounting Firm. If for any reason the Accounting Firm does not complete its procedures within the Review Period, then Emerald and Phoenix shall jointly determine the Closing Net Adjusted Working Capital Amount as soon as reasonably practical following the Review Period. If Emerald and Phoenix are unable to make a joint determination within two (2) Business Days after the Review Period, then Phoenix shall deliver to Emerald within two (2) Business Days thereafter Phoenix's Statement of the Closing Net Adjusted Working Capital Amount, and the final Closing Net Adjusted Working Capital Amount shall be equal to the average of Emerald's Statement of the Closing Net Adjusted Working Capital Amount (as previously delivered pursuant to this Section 3.6(b)) and Phoenix's Statement of the Closing Net Adjusted Working Capital Amount.

         (c) Notwithstanding any provision in this Agreement to the contrary, without the prior written consent of Phoenix (which shall be deemed given in the event that Phoenix does not respond to a written communication from Emerald addressed to Sean Belanger, Patrick Murphy, Barry Black and David Greenblott prior to the end of the next full Business Day following the date of such written communication), Emerald covenants and agrees that, on and after the Adjustment Date until the Closing, it will not make or agree or commit to make any expenditures, except for:

                  (i) expenditures relating to utilities, taxes, leases (for both personal and real property) and recurring employee payroll, in each case which are considered essential to the operation of Emerald's business consistent with past practices; and

                  (ii) expenditures associated with the transactions contemplated by this Agreement, provided that in each case such expenditures are reflected in the Statement of Closing Net Adjusted Working Capital Amount in accordance with Section 3.6(d)(iii) below.

         (d) For the purposes of this Section 3.6, the "Closing Net Adjusted Working Capital Amount" shall be calculated as follows:

                  (i) Current Assets of Emerald (as defined under, and calculated in accordance with, GAAP on a consistent basis), less

                  (ii) Current Liabilities of Emerald (as defined under, and calculated in accordance with, GAAP on a consistent basis), less

                  (iii) Emerald's expenses associated with the transactions contemplated by this Agreement (including, without limitation, all legal, investment banking and other professional fees and expenses and all printing, mailing and transfer agent fees associated with the Joint Proxy Statement/Prospectus delivered to Emerald's stockholders (such printing and mailing fees calculated on a pro rata basis between Emerald's total number of record and beneficial stockholders as of the record date for the Emerald Stockholder's Meeting and Phoenix's total number of record and beneficial stockholders as of the record date for the Phoenix Stockholder's Meeting)), which expenses are payable on or after the applicable Adjustment Date, less

                  (iv) One-half of the filing fee under the HSR Act and the fees and expenses of the Accounting Firm, not to exceed $35,000 in the aggregate, less

                  (v) employee severance expenses of Emerald of $2,350,000, less

                  (vi) any cash received by Emerald upon the exercise of any outstanding stock option or stock purchase warrant at an exercise price of $1.25 or higher per share of Emerald Common Stock, less

                  (vii) the amount of the premium to purchase the insurance specified in Section 8.13 to the extent such premium has not been paid prior to the applicable Adjustment Date, less

                  (viii) $200,000, if a Return Maintenance Authorization (RMA) credit or physical inventory with a value equal to at least $200,000 is not received by Emerald from Solectron Corporation prior to the applicable Adjustment Date, plus

                  (ix) the aggregate amount of employee severance expenses paid by Emerald prior to the applicable Adjustment Date in amounts per employee not to exceed those amounts set forth in Section 3.6 of the Emerald Disclosure Memorandum.

For purposes of the foregoing calculation, all detailed account balances with credit balances in accordance with GAAP (e.g., accounts payable, accrued legal, accrued audit, excess and obsolete inventory, reserve for bad debts, etc.) included in the Current Assets and Current Liabilities of Emerald in subsections 3.6(d)(i) and (d)(ii) above at the Adjustment Date will be increased up to (but in no event shall it be decreased to) the credit balance amount reflected on Emerald's balance sheet dated September 30, 2001 included in the Emerald Financial Statements. Such balances as of September 30, 2001 shall subsequently be reduced only for payments made (in the ordinary course of business consistent with past practice) or write-offs made against other balance sheet accounts (in the ordinary course of business consistent with past practices) after September 30, 2001 and only to the extent such payments or write-offs relate to credit balances resulting from services performed or assets acquired on or before September 30, 2001. In no event shall the detailed credit balance amounts included in the Closing Net Adjusted Working Capital Amount be reduced below the detailed credit balances included in the Current Assets and Current Liabilities of Emerald specified in subsections 3.6(d)(i) and (d)(ii) above at the Adjustment Date. In connection with the foregoing calculation, the Parties agree that the classifications of Current Assets and Current Liabilities shall be consistent with the classifications of such items on the balance sheet dated September 30, 2001 included in the Emerald Financial Statements.

3.7 EMERALD WARRANT.

         As of the Effective Time, the TeleChoice Warrant shall be converted into a warrant (an "Adjusted Warrant" )) to purchase the number of shares of Phoenix Common Stock equal to the number of shares of Emerald Common Stock subject to such TeleChoice Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Phoenix Common Stock), at an exercise price per share equal to the exercise price for each such share of Emerald Common Stock subject to the TeleChoice Warrant divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in the TeleChoice Warrant to Emerald shall be deemed to refer to Phoenix, where appropriate. The other provisions of the TeleChoice Warrant shall continue to apply in accordance with their terms, and the date of grant of the Adjusted Warrant shall be the date of grant of the TeleChoice Warrant.

                          ARTICLE 4 EXCHANGE OF SHARES

4.1 EXCHANGE PROCEDURES.

         (a) Promptly after the Effective Time, Phoenix shall make available to Phoenix's transfer agent or another exchange agent selected by Phoenix (the "Exchange Agent") for exchange in accordance with this Section 4.1 the aggregate Merger Consideration. Promptly after the Effective Time, Phoenix and Emerald shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which represented shares of Emerald Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of Emerald Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Emerald Common Stock represented by Certificates that is not registered in the transfer records of Emerald, the Merger Consideration may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Phoenix and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate.

         (b) After the Effective Time, each holder of shares of Emerald Common Stock (other than shares to be canceled pursuant to Section 3.1(b) or as to which statutory dissenters' rights, if applicable, have been perfected as provided in Section 3.3) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Merger Consideration (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest) pursuant to Section 4.2. Phoenix shall not be obligated to deliver the Merger Consideration to which any former holder of Emerald Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1.

         (c) Each of Phoenix, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Emerald Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign Tax Law. To the extent that any amounts are so withheld by Phoenix, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Emerald Common Stock in respect of which such deduction and withholding was made by Phoenix, the Surviving Corporation or the Exchange Agent, as the case may be.

         (d) Any other provision of this Agreement notwithstanding, none of Phoenix, the Surviving Corporation or the Exchange Agent shall be liable to a holder of Emerald Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

4.2 RIGHTS OF FORMER EMERALD STOCKHOLDERS.

         At the Effective Time, the stock transfer books of Emerald shall be closed as to holders of Emerald Common Stock and no transfer of Emerald Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Emerald Common Stock (other than shares to be canceled pursuant to Section 3.1(b) or as to which statutory dissenters' rights, if applicable, have been perfected as provided in Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Emerald in respect of such shares of Emerald Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Phoenix on the Phoenix Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Phoenix Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of Phoenix Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1.

              ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF EMERALD

         Except as disclosed in the Emerald Disclosure Memorandum, Emerald hereby represents and warrants to Phoenix and Sub as follows:

5.1 ORGANIZATION, STANDING, AND POWER.

         Emerald is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Emerald is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an Emerald Material Adverse Effect. The minute book and other organizational documents for Emerald have been made available to Phoenix for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors (including any committees of the Board of Directors) and stockholders thereof.

5.2 AUTHORITY OF EMERALD; NO BREACH BY AGREEMENT.

         (a) Emerald has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the adoption of this Agreement and the approval of the Merger by Emerald's stockholders in accordance with this Agreement and Delaware law, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Emerald, subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of Emerald Common Stock as contemplated by Section 8.2, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Emerald. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Emerald, enforceable against Emerald in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity.

         (b) Neither the execution and delivery of this Agreement by Emerald, nor the consummation by Emerald of the transactions contemplated hereby, nor compliance by Emerald with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Emerald's Certificate of Incorporation or Bylaws or any resolution adopted by the Board of Directors or the stockholders of Emerald, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of Emerald under, any Emerald Contract (as defined in Section
5.15 hereof) or Permit of Emerald or, (iii) subject to receipt of the requisite Consents referred to in Section 5.2(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order that is material and applicable to Emerald or any of its material Assets (including any Phoenix Entity or Emerald becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Phoenix Entity or Emerald being reassessed or revalued by any Regulatory Authority ).

         (c) Except in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and the rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the U.S. Internal Revenue Service ("IRS") or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority or other Person is necessary for the consummation by Emerald of the Merger and the other transactions contemplated in this Agreement.

5.3 CAPITAL STOCK.

         (a) The authorized capital stock of Emerald consists of (i) 100,000,000 shares of Emerald Common Stock, of which 31,524,351 shares are issued and outstanding as of the date of this Agreement and not more than 39,816,221 shares will be issued and outstanding at the Effective Time, and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of Emerald are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of Emerald has been issued in violation of any preemptive rights of the current or past stockholders of Emerald.

         (b) Except as set forth in Section 5.3(a), there are no shares of capital stock or other equity securities of Emerald outstanding and no outstanding Equity Rights relating to the capital stock of Emerald. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of Emerald. Emerald has the right to terminate all outstanding Equity Rights of Emerald in accordance with their terms as of the Effective Time.

5.4 NO EMERALD SUBSIDIARIES.

         Emerald does not have, and has never had, any Subsidiaries.

5.5 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Emerald has timely filed and made available to Phoenix all SEC Documents required to be filed by Emerald since June 29, 2000 (the "Emerald SEC Reports"). The Emerald SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Emerald SEC Reports or necessary in order to make the statements in such Emerald SEC Reports, in light of the circumstances under which they were made, not misleading.

         (b) Each of the Emerald Financial Statements (including, in each case, any related notes) contained in the Emerald SEC Reports, including any Emerald SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the financial position of Emerald as at the respective dates and the results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

5.6 ABSENCE OF UNDISCLOSED LIABILITIES.

         Emerald has no Liabilities that are reasonably likely to have, individually or in the aggregate, an Emerald Material Adverse Effect, except Liabilities which are accrued or reserved against in the balance sheets of Emerald as of December 31, 2000 and September 30, 2001, included in the Emerald Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Emerald has not incurred or paid any Liability since September 30, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an Emerald Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Since September 30, 2001, except as disclosed in the Emerald Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an Emerald Material Adverse Effect, and
(ii) Emerald has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Emerald contained in this Agreement.

5.8 TAX MATTERS.

         (a) Emerald has timely filed with the appropriate Taxing authorities all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. Emerald is not the beneficiary of any extension of time within which to file any Tax Return. All Taxes of Emerald (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of Emerald. No claim has ever been made by an authority in a jurisdiction where Emerald does not file a Tax Return that Emerald may be subject to Taxes by that jurisdiction.

         (b) Emerald has not received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of Emerald or the assets of Emerald. No officer or employee responsible for Tax matters of Emerald expects any Regulatory Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Emerald has not waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

         (c) Emerald has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

         (d) The unpaid Taxes of Emerald (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for Emerald and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Emerald in filing its Tax Returns.

         (e) Emerald is not a party to any Tax allocation or sharing agreement and Emerald has not been a member of an affiliated group filing a consolidated federal income Tax Return or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

         (f) During the five-year period ending on the date hereof, Emerald was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

         (g) Emerald has not made any payments, is not obligated to make any payments, nor is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code. Emerald has not been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(1)(A)(ii). Emerald has not been or will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to
Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. The net operating losses of Emerald are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Internal Revenue Code or any other provisions of the Internal Revenue Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

         (h) Emerald does not have or has it had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

5.9 ASSETS.

         (a) Except as reserved against in the Emerald Financial Statements, Emerald has good and marketable title, free and clear of all Liens, to all of its Assets, except for any such Liens or other defects of title which are not reasonably likely to have an Emerald Material Adverse Effect. All tangible properties used in the business of Emerald are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Emerald's past practices.

         (b) All items of inventory of Emerald reflected on the most recent balance sheet included in the Emerald Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business consistent with Emerald's past practices.

         (c) The accounts receivable of Emerald as set forth on the most recent balance sheet included in the Emerald Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the Emerald Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses on such balance sheet. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

         (d) All Assets which are material to Emerald's business on a consolidated basis, held under leases or subleases by Emerald, are held under valid Contracts enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity, and each such Contract is in full force and effect.

         (e) Emerald has not received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by Emerald under such policies.

         (f) Emerald's Assets (except as expressly set forth in Section 5.10 with respect to Intellectual Property) include all Assets required to operate the business as presently conducted.

5.10 INTELLECTUAL PROPERTY.

         (a) For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

                  (i) "Emerald Intellectual Property" means any Intellectual Property that is owned by, or exclusively (may not be used by any other Person) licensed to, Emerald.

                  (ii) "Emerald Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Emerald.

         (b) Section 5.10(b) of the Emerald Disclosure Memorandum contains a complete and accurate list of all Emerald Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Emerald Registered Intellectual Property has been issued or registered.

         (c) No Emerald Intellectual Property (excluding licenses and their related restrictions) or product or service of Emerald is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Emerald, or which may affect the validity, use or enforceability of such Emerald Intellectual Property.

         (d) Emerald owns and has good and exclusive title to, or has a valid license to (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of either Emerald Intellectual Property or other Intellectual Property used by Emerald in the conduct of Emerald's business free and clear of any Lien (excluding licenses and related restrictions), and Emerald is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of Emerald's business, including the sale of any products or the provision of any services by Emerald. Other than "shrink-wrap" and other commercially available (i.e., not developed specifically for Emerald) software licenses, all third party Intellectual Property licenses needed for the conduct of Emerald's business as currently conducted and as proposed to be conducted are listed in Section 5.10(d) of the Emerald Disclosure Memorandum.

         (e) Emerald owns exclusively, and has good title to, or has a valid license to all copyrighted works that are Emerald products or which Emerald otherwise expressly purports to own.

         (f) To the extent that any material Intellectual Property has been developed or created by a third party for Emerald, Emerald has a written agreement with such third party with respect thereto and Emerald thereby either
(i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to such third party's developed or created Intellectual Property by operation of law, by valid assignment or by license.

         (g) Emerald has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Emerald Intellectual Property, to any third party, except licenses to use such Emerald Intellectual Property as such may be incorporated in Emerald's commercial product and service offerings.

         (h) To the Knowledge of Emerald, the operation of Emerald's business as such business is currently conducted, including Emerald's design, development, manufacture, marketing and sale of the products or services of Emerald has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the Knowledge of Emerald, constitute unfair competition or trade practices under the laws of any jurisdiction.

         (i) Emerald has not received notice from any third party that the operation of the business of Emerald or any act, product or service of Emerald infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

         (j) To the Knowledge of Emerald, no Person has or is infringing or misappropriating any Emerald Intellectual Property.

         (k) Emerald has taken reasonable steps to protect the rights of Emerald in its confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Emerald, and, without limiting the foregoing, Emerald has and enforces a policy requiring each employee and contractor involved in the creation of Intellectual Property or the engineering, design and/or manufacture of software or hardware embodying trade secrets or confidential information to execute a proprietary information/confidentiality agreement substantially in the form provided to Phoenix and all such current and former employees and contractors of Emerald have executed such an agreement, except where the failure to do so would not reasonably be expected to have an Emerald Material Adverse Effect.

5.11 ENVIRONMENTAL MATTERS.

         (a) Emerald, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws.

         (b) There is no Litigation pending or, to the Knowledge of Emerald, threatened before any Regulatory Authority or other forum in which Emerald or any of its Operating Properties or Participation Facilities (or Emerald in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, is reasonably expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting a site currently or formerly owned, leased, or operated by Emerald or any of its Operating Properties or Participation Facilities.

         (c) During the period of (i) Emerald's ownership or operation of any of its current properties, (ii) Emerald's participation in the management of any Participation Facility, or (iii) Emerald's holding of a security interest in any Operating Property, to the Knowledge of Emerald, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting such properties. Prior to the period of (i) Emerald's ownership or operation of any of its current properties, (ii) Emerald's participation in the management of any Participation Facility, or (iii) Emerald's holding of a security interest in any Operating Property, to the Knowledge of Emerald, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property.

         (d) Emerald has not been named as or alleged to be a responsible party or potentially responsible party under any Environmental Law in connection with the release, disposal, transportation or arrangement for the release, disposal or transportation of Hazardous Materials.

         (e) Emerald has not been nor is it required to obtain permits, licenses, approvals, consents, orders, and similar authorizations, if any, which are required under any Environmental Law in connection with the ownership, use, or lease of its Assets.

         (f) Emerald is not a party to any Contract whereby Emerald has retained Liability for environmental matters; agreed to indemnify third parties with respect to environmental matters; or is indemnified by a third party with respect to environmental matters.

         (g) Emerald has not received any correspondence with or notifications to or from any federal, state or local Regulatory Authority related to environmental matters and there are, to Emerald's Knowledge, no reports prepared by or on behalf of or in the possession of Emerald related to environmental matters.

5.12 COMPLIANCE WITH LAWS.

         (a) Emerald has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted.

         (b) Emerald is not in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments).

         (c) Emerald is not in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which could not reasonably be anticipated to have, individually or in the aggregate, an Emerald Material Adverse Effect.

         (d) Since September 22, 1998 (Emerald's date of incorporation), Emerald has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Emerald is not, or may not be, in compliance with any Laws or Orders, where such noncompliance is reasonably likely to have, individually or in the aggregate, an Emerald Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an Emerald Material Adverse Effect, or (iii) requiring Emerald to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices, its management, or the payment of dividends.

         (e) Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act") Emerald has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Emerald; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Emerald; and Emerald has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of Emerald's employees has suffered an "employment loss" (as defined in the WARN
Act) since six months prior to the Closing Date.

         Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Phoenix.

5.13 LABOR RELATIONS.

         (a) Emerald is not the subject of any Litigation, and to the Knowledge of Emerald, no such Litigation has been threatened, asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state, federal or foreign labor Law or seeking to compel it to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is Emerald party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Emerald's relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving Emerald pending or threatened and there have been no such actions or disputes in the past five years. To the Knowledge of Emerald, in the past five years, there has not been any attempt by Emerald employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of Emerald. Except for Messrs. Gill, Hurtado, Griffith and Ms. Yoest, the employment of each Emerald employee and the engagement of each Emerald independent contractor of Emerald is terminable at will by Emerald without any penalty, liability, severance or statutory termination obligation incurred by Emerald. Emerald will not owe any bonus, contract notice periods, change of control payments, severance or statutory termination obligations to any of its employees or independent contractors as of the Closing Date.

         (b) All of Emerald's employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. All of Emerald's employees employed outside of the United States are either citizens of the country in which they are employed or are legally entitled to work in such country under all applicable foreign Laws in the country in which the employees are employed.

         (c) Emerald has not been the subject of any inspection or investigation relating to its compliance with or violation of any immigration laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the immigration laws, nor is any such proceeding pending or threatened.

         (d) Emerald has never had any Equal Employment Opportunity Commission or state fair employment practice agency charges or other claims of employment discrimination, harassment or wrongful discharge made against it or any of its employees. No state or federal Wage and Hour Department investigations have ever been made of Emerald and no claims or charges relating to wage and hour issues have been filed or, to the Knowledge of Emerald, threatened. No Office of Federal Contract Compliance Programs compliance review or investigation or other United States Department of Labor or state department of labor compliance review or investigation has been made of Emerald, and Emerald has received no notice of any such compliance review or investigation. Emerald is not bound by any consent decree or settlement agreement relating to employment decisions or relations with employees, independent contractors or applicants for employment. No Occupational Safety and Health Administration investigations have been made of Emerald in the past five years.

5.14 EMPLOYEE BENEFIT PLANS

         (a) Emerald has disclosed in Section 5.14(a) of the Emerald Disclosure Memorandum, and has delivered or made available to Phoenix prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Emerald for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Emerald Benefit Plans") and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which Emerald has or reasonably could have any obligation or Liability. Any of the Emerald Benefit Plans which is an "employee pension benefit plan," as that term is defined in ERISA Section 3(2), is referred to herein as a "Emerald ERISA Plan." Each Emerald ERISA Plan which is also a "defined benefit plan" (as defined in Internal Revenue Code Section 414(j)) is referred to herein as a "Emerald Pension Plan". There is no entity, and there never has been an entity that could be aggregated with Emerald and treated as one employer for purposes of Code Section 414.

         (b) Emerald has delivered or made available to Phoenix prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Employee Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the United States Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding three calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, and (v) the most recent summary plan descriptions and any material modifications thereto.

         (c) Each Emerald Benefit Plan has been administered in compliance with the terms of such Emerald Benefit Plan, in compliance with the applicable requirements of the Internal Revenue Code and ERISA. Each Emerald ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS that is still in effect and applies to the Emerald ERISA Plan as amended and as administered or, within the time permitted under Internal Revenue Code Section 401(b), has timely applied for or can be timely applied for a favorable determination letter which when issued will apply retroactively to the Emerald ERISA Plan as amended and as administered. Emerald is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Emerald has not received any written communication, or within the past 90 days, any unwritten communication, from any government agency questioning or challenging the compliance of any Emerald Benefit Plan with applicable Laws. No Emerald Benefit Plan is currently being audited by a governmental agency for compliance with applicable Laws or has been audited with a determination by the governmental agency that the Employee Benefit Plan failed to comply with applicable Laws.

         (d) There has been no written, or to Emerald's Knowledge, oral representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of Emerald which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither Emerald nor the administrator or fiduciary of any Emerald Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject the Emerald or Phoenix to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, the Emerald Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Emerald Benefit Plan other than for claims for benefits which are payable in the ordinary course of business.

         (e) All Emerald Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Emerald Benefit Plans are correct and complete, have been timely filed with the IRS, the DOL or distributed to participants of the Emerald Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

         (f) No "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Internal Revenue Code Section 4975(e)(2)) of any Emerald Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Internal Revenue Code Section 4975(c) or ERISA
Section 406).

         (g) Emerald has never sponsored, maintained, contributed to or been obligated to contribute to (i) a "defined benefit plan" (as defined in Code
Section 414(j) or ERISA Section 3(35)), (ii) a "multiemployer plan" (as defined in ERISA Section 3(37)(A) or ERISA Section 4001(a)(3)) or (iii) any other plan or arrangement subject to Title IV of ERISA.

         (h) Emerald has no Liability for retiree health and life benefits under any of the Emerald Benefit Plans, except to the extent required under Part 6 of Title I of ERISA or Internal Revenue Code Section 4980B or other applicable Law. No Tax under Internal Revenue Code Sections 4980B or 5000 has been incurred with respect to any Emerald Benefit Plan and, to Emerald's Knowledge, no circumstance exists which could give rise to such Taxes.

         (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, termination indemnity, unemployment compensation, golden parachute, or otherwise) becoming due to any director, any employee or any independent contractor of Emerald under any Emerald Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Emerald Benefit Plan or otherwise, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, which, in the case of (i), (ii) or (iii) would result in any "excess parachute payment" within the meaning of Code
Section 280G.

         (j) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of current and former employees and current and former independent contractors of Emerald have been fully reflected on the Emerald Financial Statements to the extent required by and in accordance with GAAP.

         (k) All individuals who render services to Emerald and who are authorized to participate in an Emerald Benefit Plan pursuant to the terms of such Emerald Benefit Plan are in fact eligible to and authorized to participate in such Emerald Benefit Plan. All individuals participating in (or eligible to participate in) any Emerald Benefit Plan are common-law employees of Emerald, except with respect to non-employee directors who participate in the Option Plans.

5.15 MATERIAL CONTRACTS.

         Neither Emerald, nor any of its Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by Emerald, including obligations under synthetic leases or other off-balance sheet arrangements, or the guarantee by Emerald of any such obligation (other than Contracts evidencing trade payables), (iii) any Contract which prohibits or restricts Emerald from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property used in the conduct of Emerald's business (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" and other commercially available (i.e., not developed specifically for Emerald) software licenses), (v) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $250,000),
(vi) any Contract relating to registration rights and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Emerald with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.14(a), the "Emerald Contracts"). With respect to each Emerald Contract and except as disclosed in
Section 5.15 of the Emerald Disclosure Memorandum: (A) the Contract is in full force and effect; (B) Emerald is not in Default thereunder; (C) Emerald has not repudiated nor waived any material provision of any such Contract; and (D) no other party to any such Contract is, to the Knowledge of Emerald, in Default in any respect or has repudiated or waived any material provision thereunder. Emerald has no indemnification arrangements for breaches of fiduciary duties (by Contract or otherwise) with respect to any Person other than its directors or officers.

5.16 LEGAL PROCEEDINGS.

         There is no Litigation instituted or pending, or, to the Knowledge of Emerald, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against Emerald, or against any director, officer or employee in their capacities as such or Employee Benefit Plan of Emerald, or against any Asset, interest, or right of any of them, that is reasonably likely, individually or in the aggregate, to be material to Emerald, nor are there any Orders outstanding against Emerald, that are reasonably likely, individually or in the aggregate, to be material to Emerald. Section 5.16(a) of the Emerald Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which Emerald is a party and which names Emerald as a defendant or cross-defendant or for which Emerald has any potential Liability.
Section 5.16(b) of the Emerald Disclosure Memorandum contains a summary of all Orders to which Emerald is subject.

5.17 REPORTS.

         Since the date of its incorporation, Emerald has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, an Emerald Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.18 STATEMENTS TRUE AND CORRECT.

         (a) No statement, certificate, instrument, or other writing furnished or to be furnished by Emerald or any Affiliate thereof to Phoenix pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) None of the information supplied or to be supplied by Emerald or any Affiliate thereof for inclusion in the Registration Statement to be filed by Phoenix with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

         (c) None of the information supplied or to be supplied by Emerald or any Affiliate thereof for inclusion in the Joint Proxy Statement/Prospectus to be mailed to each Party's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by Emerald or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement/Prospectus, when first mailed to the stockholders of Emerald and stockholders of Phoenix, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings.

         (d) All documents that Emerald or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.19 TAX AND REGULATORY MATTERS.

         Neither Emerald nor, to Emerald's Knowledge, any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

5.20 STATE TAKEOVER LAWS.

         Emerald has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws, including Section 203 of the DGCL (collectively, "Takeover Laws").

5.21 CHARTER PROVISIONS.

         Emerald has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of Emerald or restrict or impair the ability of Phoenix or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Emerald that may be directly or indirectly acquired or controlled by them.

5.22 OPINION OF FINANCIAL ADVISOR.

         The Board of Directors of Emerald has received the opinion of Robertson Stephens, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to holders of Emerald Common Stock, a signed copy of which will be delivered to Phoenix solely for informational purposes.

5.23 BOARD RECOMMENDATION.

         The Board of Directors of Emerald, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Voting Agreements, and the transactions contemplated thereby, taken together, are advisable and fair to and in the best interests of the Emerald stockholders and (ii) resolved to recommend that the holders of the shares of Emerald Common Stock approve and adopt this Agreement and approve the Merger.

5.24 AFFILIATE TRANSACTIONS.

         There is no indebtedness outstanding between Emerald, on the one hand, and any Affiliate of Emerald, on the other hand. No Affiliate of Emerald provides or causes to be provided any Assets, services or facilities to Emerald, and Emerald does not provide nor has caused to be provided any Assets, services or facilities to any Affiliate of Emerald. Emerald does not beneficially own, directly or indirectly, shares of capital stock or other equity securities issued by any Affiliate of Emerald. Each of the transactions disclosed in
Section 5.24 of the Emerald Disclosure Memorandum was incurred or engaged in, as the case may be, on an arm's-length basis and, all settlements of liabilities between Emerald, on the one hand, and any Affiliate of Emerald, on the other hand, have been made in the ordinary course of business consistent with past practice.

              ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PHOENIX

         Except as disclosed in the Phoenix Disclosure Memorandum, Phoenix and Sub hereby represent and warrant to Emerald as follows:

6.1 ORGANIZATION, STANDING, AND POWER.

         Phoenix is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Phoenix is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Phoenix Material Adverse Effect.

6.2 AUTHORITY OF PHOENIX; NO BREACH BY AGREEMENT.

(a) Phoenix has the corporate power and authority necessary to execute, deliver and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of each of the Phoenix Stockholder Proposals (as defined below) by Phoenix's stockholders in accordance with this Agreement and Delaware law, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Phoenix, subject to the approval of (i) the issuance of the shares of Phoenix Common Stock pursuant to the Merger by a majority of the votes cast at the Phoenix Stockholders' Meeting (assuming for such purpose that the votes cast in respect of such proposal represent a majority of the outstanding Phoenix Common Stock) and (ii) the adoption of an amendment to the Certificate of Incorporation of Phoenix to increase the number of authorized shares of Phoenix's Common Stock from 60,000,000 to 80,000,000 by a majority of the outstanding shares of Phoenix's Common Stock (collectively, the "Phoenix

Stockholder Proposals", which are the only stockholder votes required for approval of this Agreement and consummation of the Merger by Phoenix. Subject to such requisite stockholder approvals, this Agreement represents a legal, valid, and binding obligation of Phoenix, enforceable against Phoenix in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity.

         (b) Subject to obtaining the approval of each of the Phoenix Stockholder Proposals, neither the execution and delivery of this Agreement by Phoenix, nor the consummation by Phoenix of the transactions contemplated hereby, nor compliance by Phoenix with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Phoenix's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Phoenix Entity under, any Contract or Permit of any Phoenix Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Phoenix Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Phoenix Entity or any of their respective material Assets (including any Phoenix Entity or Emerald becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Phoenix Entity or by Emerald being reassessed or revalued by any Regulatory Authority ).

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and the rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Phoenix of the Merger and the other transactions contemplated in this Agreement.

6.3 CAPITAL STOCK.

         (a) On the date hereof, the authorized capital stock of Phoenix consists of (i) 60,000,000 shares of Phoenix Common Stock, of which 33,264,280 shares are issued and outstanding as of December 26, 2001, and (ii) 5,000,000 shares of Phoenix Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Phoenix Capital Stock are, and all of the shares of Phoenix Common Stock to be issued in exchange for shares of Emerald Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Phoenix Capital Stock has been, and none of the shares of Phoenix Common Stock to be issued in exchange for shares of Emerald Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Phoenix.

         (b) Except as set forth in Section 6.3(a), there are no shares of capital stock or other equity securities of Phoenix outstanding and no outstanding Equity Rights relating to the capital stock of Phoenix.

6.4 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Phoenix has timely filed all SEC Documents required to be filed by Phoenix since June 9, 1999 (together with all such SEC Documents filed, whether or not required to be filed the "Phoenix SEC Reports"). The Phoenix SEC Reports
(i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Phoenix SEC Reports or necessary in order to make the statements in such Phoenix SEC Reports, in light of the circumstances under which they were made, not misleading. No Phoenix Subsidiary files, or is required to file, any SEC Documents.

         (b) Each of the Phoenix Financial Statements (including, in each case, any related notes) contained in the Phoenix SEC Reports, including any Phoenix SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Phoenix and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

6.5 COMPLIANCE WITH LAWS.

         (a) Each Phoenix Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Phoenix Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which could not reasonably be anticipated to have, individually or in the aggregate, a Phoenix Material Adverse Effect.

         (b) Phoenix is not in Default under its Certificate of Incorporation or Bylaws (or other governing instruments).

         (c) Phoenix is not in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which could not reasonably be anticipated to have, individually or in the aggregate, a Phoenix Material Adverse Effect.

         (d) Since January 1, 1998, Phoenix has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Phoenix Entity is not, or may not be, in compliance with any Laws or Orders, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Phoenix Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Phoenix Material Adverse Effect, or (iii) requiring any Phoenix Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its employment decisions, its employment or safety policies or practices, its management, or the payment of dividends.

6.6 STATEMENTS TRUE AND CORRECT.

         (a) No statement, certificate, instrument or other writing furnished or to be furnished by any Phoenix Entity or any Affiliate thereof to Emerald pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) None of the information supplied or to be supplied by any Phoenix Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Phoenix with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

         (c) None of the information supplied or to be supplied by any Phoenix Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement/Prospectus to be mailed to each Party's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by any Phoenix Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement/Prospectus, when first mailed to the stockholders of Emerald and stockholders of Phoenix, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings.

         (d) All documents that any Phoenix Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.7 AUTHORITY OF SUB.

         Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of Phoenix. The authorized capital stock of Sub shall consist of 1,000 shares of Sub Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Phoenix free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity. Phoenix, as the sole stockholder of Sub, has voted, or executed a written consent with respect thereto, prior to the Effective Time the shares of Sub Common Stock in favor of adoption of this Agreement, as and to the extent required by applicable Law.

6.8 TAX AND REGULATORY MATTERS

         No Phoenix Entity or, to Phoenix's Knowledge, any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

6.9 ABSENCE OF UNDISCLOSED LIABILITIES.

         Phoenix has no Liabilities that are reasonably likely to have, individually or in the aggregate, a Phoenix Material Adverse Effect, except Liabilities which are accrued or reserved against in the balance sheets of Phoenix as of December 31, 2000 and September 30, 2001, included in the Phoenix Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Phoenix has not incurred or paid any Liability since September 30, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Phoenix Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

6.10 ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Since September 30, 2001, except as disclosed in the Phoenix Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Phoenix Material Adverse Effect, and
(ii) Phoenix has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this

Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Phoenix in this Agreement which would result in a Phoenix Material Adverse Effect.

               ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1 AFFIRMATIVE COVENANTS OF EMERALD.

         From the date of this Agreement until the earlier of (i) the Effective Time, or (ii) the termination of this Agreement, unless the prior written consent of Phoenix shall have been obtained, and except as otherwise expressly contemplated herein, Emerald shall (A) operate its business only in the usual, regular, and ordinary course, (B) preserve intact its business organization and Assets (except for the disposition of obsolete and/or excess inventory pursuant to the terms of that certain Resale Consignment Agreement, dated October 18, 2001, by and between Emerald and Harry Krantz Company, LLC as in effect as of the date hereof with respect to inventory delivered by Emerald to such reseller prior to the date hereof) and maintain its rights and franchises, and (C) take no action which would (1) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or (2) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.2 NEGATIVE COVENANTS OF EMERALD.

         Except as set forth in the Emerald Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Phoenix shall have been obtained, and except as otherwise expressly contemplated herein, Emerald covenants and agrees that it will not do or agree or commit to do any of the following:

         (a) amend its Certificate of Incorporation, Bylaws or other governing instruments; or

         (b) incur any additional debt obligation (other than accounts payable incurred in the ordinary course of business consistent with past practices) or other obligation for borrowed money, or guarantee any debt obligation or other obligation of another Person, or impose, or suffer the imposition, on any Asset of Emerald of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Emerald Disclosure Memorandum); or

         (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under Emerald's Stock Plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Emerald, or declare or pay any dividend or make any other distribution in respect of Emerald's capital stock; or

         (d) except for this Agreement, or pursuant to the exercise of stock options, stock purchase warrants or rights to purchase under the ESPP outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof (or as of 12:00 midnight on December 31, 2001 with respect to the ESPP), or as disclosed in Section 7.2(d) of the Emerald Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Emerald Common Stock or any other capital stock of Emerald, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

         (e) adjust, split, combine or reclassify any capital stock of Emerald or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Emerald Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of Emerald or (ii) any material Asset; or

         (f) except for purchases pursuant to Emerald's investment policy, a copy of which is included in the Emerald Disclosure Memorandum, purchase any securities or make any investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person; or

         (g) grant any increase in compensation or benefits (or advance money or make loans) to the employees or officers of Emerald, except as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Emerald Disclosure Memorandum; enter into or amend any severance agreements with employees or officers of Emerald; grant any increase in fees or other increases in compensation or other benefits to directors of Emerald or waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Equity Rights or restricted stock except pursuant to Emerald's Accelerated Vesting Plan, Option Plans or the written employment Contracts disclosed in Section 7.2(g) of the Emerald Disclosure Memorandum, or reprice Equity Rights granted under the Emerald Stock Plans or authorize cash payments in exchange for any Equity Rights; or

         (h) enter into or amend any employment Contract between Emerald and any Person (unless such amendment is required by Law); or

         (i) adopt any new Employee Benefit Plan of Emerald or terminate or withdraw from, or make any change in or to, any existing Employee Benefit Plans of Emerald other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such Employee Benefit Plans, except as required by Law, the terms of such plans or consistent with past practice; or

         (j) commence any offering pursuant to the ESPP after December 31, 2001; or

         (k) make any change in any Tax or accounting methods or systems of internal accounting controls or make or revoke any Tax election, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

         (l) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Emerald for money damages or restrictions upon the operations of Emerald;

         (m) subject to clause (n) below, enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

         (n) enter into any Contract or amend or modify any existing Contract with an Affiliate of Emerald, or engage in any new transaction with any Affiliate of Emerald; or

         (o) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets in excess of an aggregate of $30,000 for any given calendar month; or

         (p) make any change in the lines of business in which it participates or is engaged; or

         (q) enter into any material partnership arrangements, joint development agreements or strategic alliances; or

         (r) transfer or license to any Person or otherwise extend, amend or modify in any material respect any rights to its Intellectual Property, or enter into grants to transfer or license to any person future patent rights; or

         (s) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization; or

         (t) sell, lease, license, encumber or otherwise dispose of any Assets, except for (i) sales of inventory and licenses of Intellectual Property pursuant to customer contracts, in each case in the ordinary course of business consistent with past practice and (ii) the disposition of obsolete and/or excess inventory pursuant to the terms of that certain Resale Consignment Agreement, dated October 18, 2001, by and between Emerald and Harry Krantz Company, LLC as in effect as of the date hereof with respect to the inventory delivered by Emerald to such reseller prior to the date hereof; or

         (u) hire any employee or independent contractor with an annual compensation level in excess of $100,000, provided that no employee or independent contractor shall be hired to whom any severance or change of control obligations are owed.

7.3 ADVERSE CHANGES IN CONDITION.

         Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, an Emerald Material Adverse Effect or a Phoenix Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.4 REPORTS.

         Each Party and its Subsidiaries, if any, shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the financial position (consolidated in the case of Phoenix) of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended (consolidated in the case of Phoenix) in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

7.5 NASDAQ NMS LISTING.

         If (a) Emerald receives a written communication from Nasdaq indicating Nasdaq has initiated proceedings to de-list the Emerald Common Stock from the Nasdaq NMS and (b) Nasdaq will not defer the ultimate de-listing for such period of time following the termination of this Agreement as is reasonably necessary to permit Emerald to accomplish a reverse stock split in order to maintain the listing of the Emerald Common Stock on the Nasdaq NMS, then on or after March 15, 2001 Emerald shall have the right to prepare and file a preliminary proxy statement with the SEC with respect to such reverse stock split proposal for consideration at an annual or special stockholders meeting of Emerald; provided, however, that such preliminary proxy statement must specifically state that (i) the definitive proxy statement relating to such reverse stock split proposal would not be filed with the SEC, nor would any solicitation or mailing of such definitive proxy statement commence, until after the termination of this Agreement in accordance with its terms, and (ii) such preliminary proxy statement relates only to circumstances that apply after the termination of this Agreement. No other action may be taken by Emerald in connection with such reverse stock split until after the termination of this Agreement in accordance with its terms. For the avoidance of doubt, nothing in this Section 7.5 shall affect any of the covenants and agreements of Emerald contained in this Agreement, including, without limitation, those contained in Article VII hereof.

                        ARTICLE 8 ADDITIONAL AGREEMENTS

8.1 JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

         As promptly as practicable after the execution of this Agreement, Phoenix and Emerald shall prepare and file with the SEC the Joint Proxy Statement/Prospectus, and Phoenix shall prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus is to be included as a prospectus. Phoenix and Emerald shall provide each other with any information which may be required in order to effectuate the preparation and filing of the Joint Proxy Statement/Prospectus and the Registration Statement pursuant to this Section 8.1. Each of Phoenix and Emerald shall respond to any comments from the SEC, shall use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Phoenix and Emerald shall notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Joint Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement, Phoenix or Emerald, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Phoenix and/or Emerald, such amendment or supplement. Each of Phoenix and Emerald shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Joint Proxy Statement/Prospectus prior to filing such with the SEC, and shall provide each other with a copy of all such filings made with the SEC. Each of Phoenix and Emerald shall cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

8.2 MEETINGS OF STOCKHOLDERS; BOARD RECOMMENDATION.

         (a) Promptly after the Registration Statement is declared effective under the Securities Act, each of Phoenix and Emerald shall take all action necessary in accordance with the DGCL and its respective Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its respective stockholders to consider, in the case of Phoenix, the Phoenix Stockholder Approvals and such other matters as it deems appropriate, and, in the case of Emerald, the adoption of this Agreement and approval of the Merger (each, a "Stockholders' Meeting") to be held as promptly as practicable (without limitation, within 30 days, if practicable) after the declaration of effectiveness of the Registration Statement. Each of Phoenix and Emerald shall use all reasonable efforts to hold their respective Stockholders' Meetings on the same date. Subject to Sections 8.2(b) and 8.3(d), and subject to the Board of Directors of Phoenix or Emerald, as applicable, in good faith concluding (after consultation with its outside legal counsel and its financial advisor) that the taking of such actions would be reasonably likely to constitute a breach of fiduciary duties of the members of such Board of Directors to the stockholders of Phoenix or Emerald, as applicable, under applicable law, each of Phoenix and Emerald shall use all reasonable efforts to solicit from its respective stockholders proxies in favor of, in the case of Phoenix, the Phoenix Stockholder Proposals, and, in the case of Emerald, the adoption of this Agreement and the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the Nasdaq or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Phoenix or Emerald, as the case may be, may adjourn or postpone its Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to its respective stockholders in advance of a vote on the Phoenix Stockholder Proposals or the Merger and this Agreement, as applicable, or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of capital stock of Phoenix or Emerald, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. Each of Phoenix and Emerald shall ensure that its respective Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with the DGCL, it Certificate of Incorporation and Bylaws, the rules of the Nasdaq and all other applicable Laws.

         (b) Except to the extent expressly permitted by Section 8.3(d), and subject to the Board of Directors of Phoenix or Emerald, as applicable, in good faith concluding (after consultation with its outside legal counsel and its financial advisor) that the taking of such actions would be reasonably likely to constitute a breach of fiduciary duties of the members of such Board of Directors to the stockholders of Phoenix or Emerald, as applicable, under applicable law: (i) the Board of Directors of each of Phoenix and Emerald shall recommend that the respective stockholders of Phoenix and Emerald vote in favor of, in the case of Phoenix, the Phoenix Stockholder Proposals, and, in the case of Emerald, adoption of this Agreement and approval of the Merger, at their respective Stockholders' Meetings, (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Phoenix has recommended that Phoenix's stockholders vote in favor of the Phoenix Stockholder Proposals at Phoenix's Stockholders' Meeting and the Board of Directors of Emerald has recommended that Emerald's stockholders vote in favor of adoption of this Agreement and approval of the Merger at Emerald's Stockholders' Meeting, and (iii) neither the Board of Directors of Phoenix or Emerald nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of Phoenix and Emerald vote in favor of, in the case of Phoenix, the Phoenix Stockholder Proposals, and, in the case of Emerald, adoption of this Agreement and approval of the Merger.

8.3 ACQUISITION PROPOSALS.

         (a) Emerald agrees that neither it nor any of its officers and directors shall, and that it shall use all reasonable efforts to cause its employees, agents and Representatives not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined in Section 8.3(g)) with respect to itself, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) engage in discussions with any Person with respect to any Acquisition Proposal with respect to itself, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to Section 8.3(d)), or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself. Emerald shall immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself. During the period from the date of this Agreement through the Effective Time (or earlier termination hereof), Emerald shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, Emerald shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of any such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

         (b) (i) As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, Emerald shall provide Phoenix with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or Group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. Upon receipt of the Acquisition Proposal, request or inquiry, Emerald shall provide Phoenix as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Phoenix informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Phoenix a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

             (ii) Emerald shall provide Phoenix with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

         (c) Notwithstanding anything to the contrary contained in Section 8.3(a), in the event that Emerald receives an unsolicited, bona fide written Acquisition Proposal with respect to itself from a third party that its Board of Directors has in good faith concluded is, or is reasonably likely to result in, a Superior Offer (as defined in Section 8.3(g)), it may then take the following actions (but only if and to the extent that its Board of Directors concludes in good faith, following the receipt of advice of its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations under applicable law): (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such party, its gives Phoenix written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Phoenix (to the extent such nonpublic information has not been previously so furnished); and (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Phoenix written notice of the its intention to enter into negotiations with such third party.

         (d) In response to the receipt of a Superior Offer, the Board of Directors of Emerald may withhold, withdraw, amend or modify its recommendation in favor of the Merger, and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a committee thereof, together with a withdrawal or modification of such recommendation in accordance with Section 8.2(b), a "Change of Recommendation"), if all of the following conditions in clauses (i) through (v) are met: (i) a Superior Offer with respect to it has been made and has not been withdrawn; (ii) its Stockholders' Meeting has not occurred; (iii) it shall have (A) provided to Phoenix written notice which shall state expressly (1) that it has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the Person or Group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Phoenix a copy of all written materials delivered to the Person or Group making the Superior Offer in connection with such Superior Offer, and (C) made available to Phoenix all materials and information made available to the Person or Group making the Superior Offer in connection with such Superior Offer; (iv) its Board of Directors has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Offer, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable Law; and (v) it shall not have breached in any material respect any of the provisions set forth in Section 8.2 or this Section 8.3.

         (e) Notwithstanding anything to the contrary contained in this Agreement and unless this Agreement is terminated in accordance with its terms, the obligation of Emerald to call, give notice of, convene and hold its Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any Change of Recommendation. Emerald shall not submit to the vote of its respective stockholders any Acquisition Proposal, or propose to do so.

         (f) Nothing contained in this Agreement shall prohibit Emerald or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, Emerald shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Sections 8.2(b) or 8.3(d).

         (g) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Acquisition Proposal," with respect to Emerald, shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from Emerald or acquisition by any Person or "Group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of Emerald or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning ten percent (10%) or more of the total outstanding voting securities of Emerald or any merger, consolidation, business combination or similar transaction involving Emerald, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than ten percent (10%) of the Assets of Emerald, taken as a whole, or (C) any liquidation or dissolution of Emerald; and (ii) "Superior Offer," with respect to Emerald, shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the Assets of Emerald or substantially all of the total outstanding voting securities of Emerald on terms that the Board of Directors of Emerald has in good faith concluded (after consultation with its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, to Emerald's stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated.

8.4 NASDAQ NMS LISTING.

         Phoenix shall authorize for listing on the Nasdaq NMS the shares of Phoenix Common Stock issuable in connection with the Merger, upon official notice of issuance.

8.5 ANTITRUST NOTIFICATION; CONSENTS OF REGULATORY AUTHORITIES.

         (a) At the election of Phoenix, each of the Parties shall, within a reasonable period of time, file with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") the notification and report form required for the transactions contemplated hereby, shall promptly file any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act, and shall comply in all material respects with the requirements of the HSR Act. Each Party shall use its reasonable efforts to resolve objections, if any, which may be asserted with respect to the Merger under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"). In the event any Litigation is threatened or instituted challenging the Merger as violative of Antitrust Laws, each Party shall use its reasonable efforts to avoid the filing of, or resist or resolve such Litigation. Each Party shall use its reasonable efforts to take such action as may be required by: (i) the DOJ and/or the FTC in order to resolve such objections as either of them may have to the Merger under the Antitrust Laws, or (ii) any federal or state court of the United States, or similar court of competent jurisdiction in any foreign jurisdiction, in any suit brought by any Regulatory Authority or any other Person challenging the Merger as violative of the Antitrust Laws, in order to avoid the entry of any Order (whether temporary, preliminary or permanent) which has the effect of preventing the consummation of the Merger and to have vacated, lifted, reversed or overturned any such Order. Reasonable efforts shall not include the willingness of Phoenix to accept an Order agreeing to the divestiture, or the holding separate, of any Assets of any Phoenix Entity or Emerald. Phoenix shall be entitled to direct any proceedings or negotiations with any Regulatory Authority relating to any of the foregoing, provided that it shall afford Emerald a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section, no Phoenix Entity shall be required to divest any of its businesses, product lines or Assets, or to take or agree to take any other action or agree to any limitation, that Phoenix deems not to be in the best interests of the Phoenix Entities.

         (b) The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the filings pursuant to subsection (a) above), and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they shall consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party shall keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent shall not be obtained or that the receipt of any such Consent will be materially delayed.

8.6 FILINGS WITH STATE OFFICES.

         Upon the terms and subject to the conditions of this Agreement, Emerald shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

8.7 AGREEMENT AS TO EFFORTS TO CONSUMMATE.

         (a) Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries, if applicable, to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

         (b) Without limiting the foregoing, Phoenix agrees to cooperate with Emerald in connection with obtaining the terminations of the agreements specified in Section 10.1(k), which cooperation shall include providing reasonable incentive arrangements, consistent with Phoenix's past practices, effective as of the Effective Time, for the third parties affected by such terminations. Notwithstanding the foregoing sentence, nothing in this Agreement shall be deemed to require Phoenix to grant any Equity Rights of Phoenix to any of such third parties.

8.8 INVESTIGATION AND CONFIDENTIALITY.

         (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries (if applicable) and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party.

         (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' (if applicable) businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

8.9 PRESS RELEASES.

         Prior to the Effective Time, Emerald and Phoenix shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.9 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

8.10 TAX TREATMENT.

         (a) This Agreement is a "plan of reorganization" within the meaning of
Section 1.368-2(g) of the Treasury regulations promulgated under the Internal Revenue Code. From and after the date of this Agreement and until the Effective Time, each Party hereto shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither Emerald, Sub, Phoenix nor any of their Affiliates shall knowingly take any action that could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         (b) Emerald does not know of any reason why Emerald will not be able to deliver to each of Alston & Bird LLP and Hunton & Williams, at the time the Registration Statement or any amendment thereto is filed with the SEC and on or about the Closing Date, certificates in the form of Exhibit 7 hereto and substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the opinions contemplated by Section 9.1(f).

         (c) Phoenix does not know of any reason why Phoenix will not be able to deliver to each of Alston & Bird LLP and Hunton & Williams, at the time the Registration Statement or any amendment thereto is filed with the SEC and on or about the Closing Date, certificates in the form of Exhibit 7 hereto and substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the opinions contemplated by Section 9.1(f).

8.11 AGREEMENT OF AFFILIATES.

         Emerald has disclosed in Section 8.11 of the Emerald Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Emerald for purposes of Rule 145 under the 1933 Act. Emerald shall use its reasonable efforts to cause each such Person to deliver to Phoenix prior to the Effective Time, a written agreement, in substantially the form of Exhibit 8, providing that such Person shall not sell, pledge, transfer, or otherwise dispose of the shares of Phoenix Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Phoenix shall be entitled to place restrictive legends upon certificates for shares of Phoenix Common Stock issued to affiliates of Emerald pursuant to this Agreement to enforce the provisions of this Section 8.11. Phoenix shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Phoenix Common Stock by such affiliates.

8.12 EMPLOYEE BENEFITS AND CONTRACTS.

         (a) Following the Effective Time and for a period of twelve (12) months thereafter, Phoenix at its election shall (i) allow officers and employees of Emerald to continue participation in the Emerald Benefit Plans, (ii) provide generally to officers and employees of Emerald employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Phoenix Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Phoenix Entities to their similarly situated officers and employees or (iii) provide for a combination of the employee benefits specified in clauses (i) and
(ii) above.

         (b) As soon as practicable following the date of this Agreement, Emerald's Board of Directors or, if appropriate, any committee thereof administering the Emerald Employee Stock Purchase Plan (the "ESPP") , shall adopt such resolutions or take such actions as are required to (i) terminate such ESPP prior to the Effective Time, (ii) provide that the offering period scheduled to end at midnight on December 31, 2001 (the "Final Offering Period" ) shall end on the earlier of (a) December 31, 2001, or (b) the termination of the ESPP, and (iii) provide that no new offering periods shall be commenced following the termination of the Final Offering Period.

         (c) By way of clarification and not limitation, Phoenix shall cause the Surviving Corporation to honor the Emerald Compensation Continuation Plan and the employment agreements between Emerald and Guy Gill, Kathlyn Yoest, Phil Griffith and Larry Hurtado.

         (d) Each officer and employee of Emerald who participates in an employee benefit plan of Phoenix ("Phoenix Plan") will receive full credit under such Phoenix Plan for eligibility and vesting purposes reflecting the past service of such officer and employee with Emerald to the extent such service was recognized under the applicable Emerald Benefit Plan (a "Participating Emerald Employee"). A Participating Emerald Employee will not be subject to any waiting periods or pre-existing condition exclusions to the extent required by law. To the extent permitted by insurance carriers providing benefits under a Phoenix Plan, a Participating Emerald Employee in such Phoenix Plan shall be entitled to receive full credit for all deductions, co-payments, payments to flexible spending and dependent care accounts incurred during the plan year of the applicable Phoenix Plan in which the Participating Emerald Employee participates.

         (e) As soon as reasonably practical following the date hereof, Emerald agrees to use its reasonable best efforts to assist Phoenix in securing employment agreements or other arrangements with certain employees of Emerald specified by Phoenix, whereby such employees agree to remain employed by Emerald for periods of time ranging from one to six months following the Effective Time.

8.13 INSURANCE; INDEMNITY.

         (a) Prior to the Adjustment Date, Emerald shall purchase one or more prepaid directors' and officers' insurance policies (the "Policies") covering those Persons who are covered by Emerald's existing directors' and officers' insurance policies, which Policies provide such directors and officers with substantially similar insurance coverage as Emerald's existing directors' and officers' insurance policies for an aggregate period of six (6) years following the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that the aggregate premium for such Policies shall not exceed 150% of the annual premiums currently paid by Emerald under its current policies for such coverage and that Emerald shall give Phoenix the opportunity to negotiate with the relevant insurers over the amount of such premium. Phoenix shall cause the Surviving Corporation to maintain in effect for not less than six (6) years after the Effective Time such Policies.

         (b) For a period of six (6) years after the Effective Time, Phoenix shall cause the Surviving Corporation to indemnify, defend and hold harmless the directors and officers of Emerald (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors and officers to the fullest extent permitted by the Certificate of Incorporation and Bylaws of Emerald as in effect on the date hereof. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Phoenix and the Indemnified Party.

         (c) Any Indemnified Party wishing to claim indemnification under paragraph (b) of this Section 8.13, upon learning of any such Liability or Litigation, shall promptly notify Phoenix and the Surviving Corporation thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Phoenix or the Surviving Corporation shall have the right to assume the defense thereof and neither Phoenix nor the Surviving Corporation shall be liable to such

Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Phoenix or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Phoenix or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Phoenix or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Phoenix and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties shall cooperate in the defense of any such Litigation, and (iii) neither Phoenix nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent; and provided further that neither Phoenix nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

         (d) The provisions of this Section 8.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

          ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY.

         The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

         (a) Stockholder Approval. The stockholders of Emerald shall have adopted this Agreement, and approved the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the Nasdaq. The stockholders of Phoenix shall have approved each of the Phoenix Stockholder Proposals, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the Nasdaq.

         (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which Phoenix determines would reasonably likely have an adverse impact on Phoenix, on a combined basis with Emerald, if the Merger were consummated notwithstanding such conditions or restrictions.

         (c) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement and no such Law, Order or action shall be pending or overtly threatened.

         (d) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Phoenix Common Stock issuable pursuant to the Merger shall have been received.

         (e) Nasdaq NMS Listing. The shares of Phoenix Common Stock issuable to the stockholders of Emerald in connection with the Merger shall have been authorized for listing on the Nasdaq NMS upon official notice of issuance.

         (f) Tax Matters. Emerald shall have received a written opinion of Hunton & Williams, in form and substance reasonably satisfactory to Emerald, and Phoenix shall have a written opinion of Alston & Bird LLP, in form and substance reasonably satisfactory to Phoenix (the "Tax Opinions"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger by the stockholders of Emerald Common Stock for Phoenix Common Stock will not give rise to gain or loss to the stockholders of Emerald with respect to such exchange (except to the extent of any cash received), and (iii) none of Emerald, Sub or Phoenix will recognize gain or loss solely as a consequences of the Merger. The issuance of such Tax Opinions shall be conditioned upon receipt by each of Alston & Bird LLP and Hunton & Williams of representation letters from each of Phoenix and Emerald substantially in the form of Exhibit 7 hereto and reasonably satisfactory in form and substance to each of Alston & Bird LLP and Hunton & Williams, and each such letter shall be dated on or before the date of such Tax Opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time; provided, however, that if counsel to either Phoenix or Emerald does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such Party if counsel to the other Party renders such opinion to such Party.

9.2 CONDITIONS TO OBLIGATIONS OF PHOENIX.

         The obligations of Phoenix to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Phoenix pursuant to
Section 11.6(a):

         (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Emerald set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies that are de minimus in amount). The representations and warranties set forth in Sections 5.19, 5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Emerald set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.19, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an Emerald Material Adverse Effect.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Emerald to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

         (c) Certificates. Emerald shall have delivered to Phoenix (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as it relates to Emerald and in Sections 9.2(a), 9.2(b) and 9.2(e) have been satisfied, and (ii) certified copies of resolutions duly adopted by Emerald's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Phoenix and its counsel shall request.

         (d) Affiliates Agreements. Phoenix shall have received from each affiliate of Emerald the affiliates letter referred to in Section 8.11.

         (e) Material Adverse Effect. No Emerald Material Adverse Effect shall have occurred since the date hereof and be continuing.

         (f) Dissenting Stockholders. In the event that appraisal rights are available, the holders of no more than 5.0% of the shares of Emerald Common Stock issued and outstanding at the Effective Time shall have asserted dissenters' rights under the DGCL.

         (g) Consents, Amendments and Terminations of Certain Emerald Contracts. Emerald shall have obtained the Consents, amendments and terminations of the Contracts listed and described in Section 9.2(g) of the Emerald Disclosure Memorandum. No Consent, amendment or termination so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which Phoenix determines would reasonably likely have an adverse impact on Phoenix and its Subsidiaries, on a combined basis with Emerald, if the Merger were consummated notwithstanding such conditions or restrictions.

9.3 CONDITIONS TO OBLIGATIONS OF EMERALD.

         The obligations of Emerald to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Emerald pursuant to
Section 11.6(b):

         (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Phoenix set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Phoenix set forth in Section 6.3 shall be true and correct (except for inaccuracies that are de minimus in amount). There shall not exist inaccuracies in the representations and warranties of Phoenix set forth in this Agreement (including the representations and warranties set forth in Section 6.3) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Phoenix Material Adverse Effect.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Phoenix to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

         (c) Certificates. Phoenix shall have delivered to the Emerald (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Phoenix and in Sections 9.3(a), 9.3(b) and 9.3(d) have been satisfied, and (ii) certified copies of resolutions duly adopted by Phoenix's Board of Directors and stockholders and Sub's Board of Directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Emerald and its counsel shall request.

         (d) Material Adverse Effect. No Phoenix Material Adverse Effect shall have occurred since the date hereof and be continuing.

                             ARTICLE 10 TERMINATION

10.1 TERMINATION.

         Notwithstanding any other provision of this Agreement, and notwithstanding the approval and adoption of this Agreement by the stockholders of EMERALD and the stockholders of Phoenix or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         (a) By mutual written consent duly authorized by the Boards of Directors of Phoenix and Emerald; or

         (b) By either Phoenix or Emerald in the event that the Merger shall not have been consummated by May 15, 2002 (which date shall be extended to June 30, 2002, if the Merger shall not have been consummated as a result of the failure to satisfy the conditions set forth in Section 9.1(b) or (c), as appropriate) (the "End Date"), if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(b); or

         (c) By either Phoenix or Emerald (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standards set forth in Section 9.2(a) or (b) or 9.3(a) or (b), as applicable; provided that if such breach in the representations, warranties, covenants or agreements is curable prior to the End Date through the exercise of reasonable efforts and the breaching Party exercises reasonable efforts to cure such breach, then the non-breaching Party may not terminate this Agreement under this Section 10.1(c) prior to 30 days following the receipt of written notice of such breach; or

         (d) By either Phoenix or Emerald in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable; or

         (e) By either Phoenix or Emerald, in the event the stockholders of Emerald fail to vote for the adoption of this Agreement and the approval of the Merger, or stockholders of Phoenix fail to vote for the approval of either of the Phoenix Stockholder Proposals, at the Stockholders' Meetings where such matters were presented to such stockholders for approval and voted upon; provided, however, that the right to terminate this Agreement under Section 10.1(e) shall not be available to a Party where the failure to obtain stockholder approval of such Party shall have been caused by the action or failure to act by such Party and such action or failure to act constitutes a material breach by such Party of this Agreement; or

         (f) By Phoenix in the event that (i) the Board of Directors of Emerald, shall have failed to reaffirm publicly its approval, promptly upon Phoenix's written request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement, or shall have resolved not to reaffirm the Merger, or (ii) the Board of Directors of Emerald shall have failed to include in the Joint Proxy Statement/Prospectus its recommendation, without modification or qualification, that Emerald stockholders adopt this Agreement and approve the Merger or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to Phoenix, the recommendation of such Board of Directors to Emerald stockholders that they adopt this Agreement and approve the Merger, or (iii) the Board of Directors of Emerald shall have made a Change of Recommendation or, within ten business days after commencement of any tender or exchange offer for any shares of Emerald Common Stock, the Board of Directors of Emerald shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders, or (iv) after the date hereof any Person (other than a Phoenix Entity) shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the outstanding shares of Emerald Common Stock; or

         (g) By Emerald, (provided that Emerald is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), if the Board of Directors of Emerald has made a Change of Recommendation in order to approve and permit Emerald to accept a Superior Offer; provided, however, that (i) Phoenix does not make, within three business days after receipt of Emerald's written notice pursuant to Section 8.3(d), an offer that the Board of Directors of Emerald shall have concluded in good faith (after consultation with its financial advisor and outside legal counsel) is as favorable to the Emerald stockholders as such Superior Offer, and (ii) Emerald shall have tendered to Phoenix payment in full of the amount specified in
Section 10.3(b) concurrently with delivery of notice of termination pursuant to this Section 10.1(g); or

         (h) By either Phoenix or Emerald (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party (as contained in Sections
9.2 and 9.3, as applicable) to consummate the Merger cannot be satisfied or fulfilled by the End Date; or

         (i) By Emerald, if the Average Closing Price is less than $2.32; or

         (j) By Phoenix, if on or prior to the tenth (10th) Business Day following the date hereof, Emerald, Nortel Networks, Inc. and certain other stockholders of Emerald shall not have caused the termination as of the Effective Time of that certain Investor Rights Agreement between Emerald and certain holders of Emerald's equity securities, dated September 28, 2000, as amended on February 14, 2000 and on August 4, 2000, whereby such agreement terminates and becomes of no further force or effect as of the Effective Time; or

         (k) By Phoenix, if, on or prior to January 20, 2002, Emerald shall not have caused the termination as of the Effective Time of each of the Sales Incentive Agreements with Jim Fuller, Rex Halfhill and Larry Morales and the Reseller Agreement between Emerald and Goldfield Telecom, LLC, dated November 16, 2000 and Modification Number 1 thereto, dated October 8, 2001, whereby such agreements terminate and become of no further force or effect as of the Effective Time; or

         (l) By Phoenix, if, on or prior to January 20, 2002, Emerald shall not have caused the termination as of the Effective Time of that certain Securing Sales Consultant/Agreement by and between Emerald and Jerry Rhattigan, dated March 13, 2000, whereby such agreement terminates and becomes of no further force or effect as of the Effective Time.

         A terminating Party shall provide written notice of termination to the other Party specifying the reason for such termination.

10.2 EFFECT OF TERMINATION.

         In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 8.8(b), 10.2 and 10.3, and Article 11, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any willful breach by that Party of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

10.3 EXPENSES.

         (a) Except as otherwise provided in this Section 10.3 or in Section 3.6, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel; provided, however, that Phoenix and Emerald shall share equally (i) all fees and expenses, other than attorneys' and accountants' fees and expenses which fees shall be paid for by the party incurring such expense, incurred in relation to the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) the filing fee for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act.

         (b) Notwithstanding the foregoing, if:

                  (i) Phoenix terminates this Agreement pursuant to Section 10.1(j), Section 10.1(k) or Section 10.1(l), then Emerald shall pay to Phoenix an amount equal to Phoenix's costs and expenses (including attorneys' fees) actually incurred in connection with the Merger, including those costs and expenses discussed in paragraph (a) above, in an amount up to $300,000 ("Costs and Expenses"); and

                  (ii) (x) Either Emerald or Phoenix terminates this Agreement pursuant to Section 10.1(b), Section 10.1(e) (as it relates to the approval of Emerald stockholders) or Section 10.1(h), (y) Phoenix terminates this Agreement pursuant to Section 10.1(c) because Emerald has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by this Agreement or
         (z) Phoenix terminates this Agreement pursuant to Section 10.1(j),
         Section 10.1(k) or Section 10.1(l); and

         as to any of clauses (x), (y) or (z) above, prior to the termination of this Agreement, there has been publicly announced an Acquisition Proposal (other than the Merger) and within twelve months of such termination Emerald shall either (1) consummate an Acquisition Transaction or (2) enter into an agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction (but changing, in the case of (1) and (2), the references to the 10% amounts in the definition of Acquisition Proposal to 50%) is subsequently consummated; or

                  (iii) Phoenix shall terminate this Agreement pursuant to 10.1(f); or

                  (iv) Emerald shall terminate this Agreement pursuant to 10.1(g);

then Emerald shall pay to Phoenix an amount equal to $1,000,000, less any amount of Costs and Expenses actually paid to Phoenix pursuant to this paragraph (the "Termination Fee"). Emerald hereby waives any right to set-off or counterclaim against such amounts. The Costs and Expenses shall be paid in same-day funds within two Business Days from the date of termination of this Agreement. If the Termination Fee shall be payable pursuant to subsection (b)(ii) of this Section 10.3, the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (b)(iii) of this
Section 10.3, the Termination Fee shall be paid in same-day funds upon the earlier of (i) the execution of an agreement with respect to such Acquisition Transaction or (ii) two Business Days from the date of termination of this Agreement. If the Termination Fee shall be payable pursuant to subsection
(b)(iv) of this Section 10.3, the Termination Fee shall be paid in same-day funds concurrently with the delivery of the notice of termination of this Agreement pursuant to Section 10.1(g).

         (c) The Parties acknowledge that the agreements contained in paragraph
(b) of this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Emerald fails to pay promptly any fee payable by it pursuant to this Section 10.3, then Emerald shall pay to Phoenix, its costs and expenses (including attorneys' fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. (in effect on the date such payment was required to be made) from the date such payment was due under this Agreement until the date of payment.

         (d) Nothing contained in this Section 10.3 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by Emerald of the terms of this Agreement or otherwise limit the rights of Phoenix.

                            ARTICLE 11 MISCELLANEOUS

         11.1 DEFINITIONS.

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "ACQUISITION TRANSACTION" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) contemplated by an Acquisition Proposal.

                  "AFFILIATE" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close.

                  "CERTIFICATE OF MERGER" means the Certificate of Merger to be executed by Emerald and filed with the Secretary of State of the State of the State of Delaware relating to the Merger as contemplated by
         Section 1.1.

                  "CLOSING DATE" means the date on which the Closing occurs.

                  "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated August 29, 2001, between Emerald and Phoenix.

                  "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "DEFAULT" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

                  "EMERALD COMMON STOCK" means the $0.01 par value common stock of Emerald.

                  "EMERALD DISCLOSURE MEMORANDUM" means the written information entitled "Emerald Inc. Disclosure Memorandum" delivered prior to, or contemporaneously with, the date of this Agreement to Phoenix describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "EMERALD FINANCIAL STATEMENTS" means (i) the balance sheets (including related notes and schedules, if any) of Emerald as of September 30, 2001, and as of December 31, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 2001, and for each of the three fiscal years ended 2000, 1999 and 1998, as filed by Emerald in SEC Documents.

                  "EMERALD MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of Emerald, or (ii) the ability of Emerald to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (A) changes affecting the general economic condition in the jurisdictions where Emerald operates (which changes do not disproportionately affect Emerald in any material respect), or (B) changes affecting any of the industries in which Emerald operates generally (which changes do not disproportionately affect Emerald in any material respect).

                  "EMERALD STOCK PLANS" means the existing stock option and other stock-based compensation plans of Emerald designated as follows:
         Amended and Restated Employee Stock Purchase Plan, 1999 Stock Incentive Plan and Stock Option Plan.

                  "EMPLOYEE BENEFIT PLAN" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or
         (v) arrived at through collective bargaining or otherwise.

                  "ENVIRONMENTAL LAWS" means all Laws applicable to the operations of Emerald relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.ss.9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.ss.6901 et seq., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C.ss.ss.11001 et seq.); (iv) the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.); (v) the Clean Water Act (33 U.S.C.ss.ss.1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C.ss.ss.2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C.ss.ss.5101 et seq.); (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); (ix) the Safe Drinking Water Act (41 U.S.C.ss.ss.300f et seq.); (x) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (ix) of this subparagraph; (xi) any amendments to the statutes, laws or ordinances listed in parts (i) -
         (x) of this subparagraph, regardless of whether in existence on the date hereof; (xii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (xi) of this subparagraph; and (xiii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters.

                  "EQUITY RIGHTS" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXHIBITS" 1 through 7, inclusive, means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" means generally accepted accounting principles accepted in the United States of America, consistently applied during the periods involved.

                  "HAZARDOUS MATERIAL" means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos and asbestos-containing materials, and polychlorinated biphenyls (PCBs).

                  "HSR ACT" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INTELLECTUAL PROPERTY" means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "JOINT PROXY STATEMENT/PROSPECTUS" means the proxy statement used by Emerald and Phoenix to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Phoenix relating to the issuance of the Phoenix Common Stock to holders of Emerald Common Stock.

                  "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry by the Chairman, President and Chief Executive Officer, Chief Financial Officer or any Executive Vice President of such Person.

                  "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien, (iii) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; (iv) any agreement by such Person to grant, give or otherwise convey any of the foregoing and (v) restrictions or limitations imposed solely by agreement on the Intellectual Property licensed to Emerald.

                  "LITIGATION" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "MATERIAL" or "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "NASDAQ" means the Nasdaq Stock Market.

                  "NASDAQ NMS" means the National Market System of Nasdaq.

                  "OPERATING PROPERTY" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "PARTICIPATION FACILITY" means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "PARTY" means any of Emerald, Sub or Phoenix, and "PARTIES" means Emerald, Sub and Phoenix.

                  "PERMIT" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "PHOENIX COMMON STOCK" means the $0.001 par value common stock of Phoenix.

                  "PHOENIX DISCLOSURE MEMORANDUM" means the written information entitled "Phoenix Inc. Disclosure Memorandum" delivered prior to, or contemporaneously with, the date of this Agreement to Emerald describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "PHOENIX ENTITIES" means, collectively, Phoenix and all Phoenix Subsidiaries.

                  "PHOENIX FINANCIAL STATEMENTS" means the consolidated balance sheets (including related notes and schedules, if any) of Phoenix as of September 30, 2001, and as of December 31, 1999 and December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended, and for each of the three fiscal years ended December 31, 2000, 1999 and 1998, as filed by Phoenix in SEC Documents.

                  "PHOENIX MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of Phoenix and its Subsidiaries, taken as a whole, or (ii) the ability of Phoenix to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Phoenix Material Adverse Effect" shall not be deemed to include the impact of (A) changes in the market price or trading volume of Phoenix Common Stock, (B) changes affecting the general economic condition in the jurisdictions where Phoenix operates (which changes do not disproportionately affect Phoenix in any material respect), or (C) changes affecting any of the industries in which Phoenix operates generally (which changes do not disproportionately affect Phoenix in any material respect).

                  "PHOENIX PREFERRED STOCK" means the $0.001 par value preferred stock of Phoenix.

                  "PHOENIX SUBSIDIARIES" means the Subsidiaries of Phoenix, which shall include any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Phoenix in the future and held as a Subsidiary by Phoenix at the Effective Time.

                  "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including any continuations, continuations-in-part, divisionals and provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Regulatory Authority.

                  "REGISTRATION STATEMENT" means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Phoenix under the 1933 Act with respect to the shares of Phoenix Common Stock to be issued to the stockholders of Emerald in connection with the transactions contemplated by this Agreement.

                  "REGULATORY AUTHORITIES" means, collectively, the SEC, Nasdaq, the FTC the DOJ, and all other federal, state, county, local, foreign or other governments or governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards or bodies, having jurisdiction over the Parties and their respective Subsidiaries.

                  "REPRESENTATIVE" means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent engaged by a Person.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES LAWS" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "SUB COMMON STOCK" means the $0.01 par value common stock of Sub.

                  "SUBSIDIARIES" means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                  "SURVIVING CORPORATION" means Emerald as the surviving corporation resulting from the Merger.

                  "TAX" or "TAXES" means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "TAX RETURN" means any report, return, information return, or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                  "TELECHOICE WARRANT" means the Warrant Agreement, dated November 15, 1999, between TeleChoice, Inc. and Emerald, with respect to the right to purchase 12,439 shares of Emerald Common Stock at a per-share exercise price of $2.76.

The terms set forth below shall have the meanings ascribed thereto in the referenced sections:


TERM                                              PAGE

Acquisition Proposal...............................37
Adjusted Warrant....................................8
Adjustment Factor...................................5
Agreement...........................................1
Antitrust Laws.....................................38
Average Closing Price...............................4
Certificates........................................9
Change of Recommendation...........................37
Closing.............................................2
Costs and Expenses.................................49
DGCL................................................2
DOJ................................................38
DOL................................................20
Effective Time......................................2
Emerald.............................................1
Emerald Benefit Plans..............................20
Emerald Contracts..................................22
Emerald ERISA Plan.................................20
Emerald Intellectual Property......................15
Emerald Pension Plan...............................20
Emerald Registered Intellectual Property...........15
Emerald SEC Reports................................12
Emerald Voting Agreements...........................1
End Date...........................................46
ESPP...............................................41
Exchange Agent......................................9
Exchange Ratio......................................4
Final Offering Period..............................41
FTC................................................38
Group..............................................37
Indemnified Party..................................42
IRS................................................11
Merger..............................................2
Merger Consideration................................4
Option Plans........................................5
Participating Emerald Employee.....................42
Phoenix.............................................1
Phoenix Plan.......................................42
Phoenix SEC Reports................................27
Phoenix Stockholder Proposals......................26
Phoenix Voting Agreements...........................1
Policies...........................................42
Review Period.......................................6
Stockholders' Meeting..............................34
Sub.................................................1
Superior Offer.....................................38
Takeover Laws......................................24
Targeted Net Adjusted Working Capital Amount........5
Tax Opinions.......................................44
Termination Fee....................................50
WARN Act...........................................18

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

11.2 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.

         The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time, except this
Section 11.2, Sections 8.11, 8.12 and 8.13 and Article 1, Article 2, Article 3 and Article 11 shall survive the Effective Time.

11.3 BROKERS AND FINDERS.

         Except for Robertson Stephens as to Emerald and except for Raymond James as to Phoenix, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker's representing or being retained by or allegedly representing or being retained by Emerald or by Phoenix, each of Emerald and Phoenix, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

11.4 ENTIRE AGREEMENT.

         Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.8(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

11.5 AMENDMENTS.

         To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such stockholder approval, there shall be made no amendment that pursuant to applicable law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except in writing signed by each of Phoenix, Emerald and Sub.

11.6 WAIVERS.

         (a) Prior to or at the Effective Time, Phoenix, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Emerald, to waive or extend the time for the compliance or fulfillment by Emerald of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Phoenix under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Phoenix.

         (b) Prior to or at the Effective Time, Emerald, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Phoenix or Sub, to waive or extend the time for the compliance or fulfillment by Phoenix or Sub of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Emerald under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Emerald.

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         (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7 ASSIGNMENT.

         Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.8 NOTICES.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Emerald:             Elastic Networks Inc.
                          6120 Windward Parkway, Suite 100
                          Alpharetta, Georgia  30005
                          Facsimile Number:  (678) 566-5090
                          Attention:  Guy Gill
                                      President and Chief Executive Officer

     Copy to Counsel:     Hunton & Williams
                          Bank of America Plaza
                          Suite 4100
                          600 Peachtree Street, N.E.
                          Atlanta, Georgia  30308-2216
                          Facsimile Number:  (404) 888-4190
                          Attention:  W. Tinley Anderson, III
                                      Charles F. Hollis, III

     Phoenix:             Paradyne Networks, Inc.
                          8545 126th Avenue North
                          Largo, Florida  33773
                          Facsimile Number:  (727) 530-2210
                          Attention:  Sean Belanger
                                      President and Chief Executive Officer

     Copy to Counsel:     Alston & Bird LLP
                          One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia  30309-3424
                          Facsimile Number:  (404) 881-4777
                          Attention:  Bryan E. Davis
                                      Richard J. Oelhafen, Jr.

11.9  GOVERNING LAW.

         Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware.

11.10 COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11 CAPTIONS, ARTICLES AND SECTIONS.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.12 INTERPRETATIONS.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

11.13 ENFORCEMENT OF AGREEMENT.

         The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.14 SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                               PARADYNE NETWORKS, INC.


                               By:      /s/ Sean E. Belanger
                                        ----------------------------------------
                                        Sean E. Belanger
                                        President and Chief Executive Officer



                               PHOENIX MERGER SUB, INC.



                               By:      /s/ Sean E. Belanger
                                        ----------------------------------------
                                        Sean E. Belanger
                                        President



                               ELASTIC NETWORKS INC.



                               By:      /s/ Guy D. Gill
                                        ----------------------------------------
                                        Guy D. Gill
                                        President and Chief Executive Officer

Certain exhibits and the disclosure memorandum to the Agreement and Plan of Merger, by and among Paradyne Networks, Inc., Phoenix Merger Sub, Inc. and Elastic Networks Inc., dated as of December 27, 2001, were intentionally omitted but will be provided upon request.